                   MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT


                        .  FUND ADMINISTRATION SERVICES

                        .  FUND ACCOUNTING SERVICES

                        .  TRANSFER AGENCY SERVICES






                      CHASE GLOBAL FUNDS SERVICES COMPANY

                              SEPTEMBER 16, 1996

                   MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT



                               TABLE OF CONTENTS
                               -----------------

SECTION                                                                     PAGE
-------                                                                     ----



1.   APPOINTMENT.............................................................  1

2.   REPRESENTATIONS AND WARRANTIES..........................................  2

3.   DELIVERY OF DOCUMENTS...................................................  4

4.   SERVICES PROVIDED.......................................................  5

5.   FEES AND EXPENSES.......................................................  6

6.   DUTIES, RESPONSIBILITIES AND LIMITATION OF LIABILITY....................  8

7.   CONFIDENTIALITY......................................................... 12

8.   TERM.................................................................... 12

9.   NOTICES................................................................. 13

10.  WAIVER.................................................................. 13

11.  FORCE MAJEURE........................................................... 14

12.  AMENDMENTS.............................................................. 14

13.  SEVERABILITY............................................................ 14

14.  ASSIGNABILITY........................................................... 14

15.  HEADINGS................................................................ 14

16.  GOVERNING LAW........................................................... 14

Signatures................................................................... 15

                   MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT

                         -----------------------------


                                                                            PAGE
                                                                            ----

Schedule A -- Fees and Expenses............................................. A-1

Schedule B -- Fund Administration Services Description...................... B-1

Schedule C -- Fund Accounting Services Description.......................... C-1

Schedule D -- Transfer Agency Services Description.......................... D-1

Schedule E -- MSAM Portfolios............................................... E-1

                   MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT



     AGREEMENT made as of September 16, 1996 by and between MORGAN STANLEY ASSET MANAGEMENT INC. ("MSAM") a Delaware corporation, and CHASE GLOBAL FUNDS SERVICES COMPANY ("Chase"), a Delaware corporation.

                                  WITNESSETH:

     WHEREAS, The Morgan Stanley Universal Funds, Inc. (the "Fund") is registered as a no-load, open-end management investment company, with diversified and nondiversified series of shares (each, a "portfolio"), under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, MSAM is responsible for the provision of certain transfer agent, fund accounting and administration services to certain portfolios (the "MSAM Portfolios") of the Fund listed on Schedule E pursuant to the Agreement between MSAM and the Fund dated as of September 16, 1996 (the "MSAM Administration Agreement"); and

     WHEREAS, MSAM wishes to retain Chase to provide certain transfer agent, fund accounting and administration services with respect to the MSAM Portfolios of the Fund, and Chase is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. MSAM hereby appoints Chase to provide services for the Fund, as described hereinafter, subject to the supervision of MSAM and the Board of Directors of the Fund (the "Board"), for the period and on the terms set forth in this Agreement. Chase accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 5 of and Schedule A to this Agreement.

     2.  REPRESENTATIONS AND WARRANTIES.

         (a)    Chase represents and warrants to MSAM that:

                (i) Chase is a corporation, duly organized and existing under the laws of the State of Delaware;

                (ii) Chase is duly qualified to carry on its business in the Commonwealth of Massachusetts;

                (iii) Chase is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

                (iv) all requisite corporate proceedings have been taken to authorize Chase to enter into and perform this Agreement;

                (v) Chase has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

                (vi) no legal or administrative proceedings have been instituted or threatened which would impair Chase's ability to perform its duties and obligations under this Agreement; and

                (vii) Chase's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of Chase or any law or regulation applicable to Chase;

         (b)    MSAM represents and warrants to Chase that:

                (i) the Fund is a Maryland corporation, duly organized and existing and in good standing under the laws of Maryland;

                (ii) MSAM is empowered under applicable laws and by its Charter Document and By-Laws to enter into and perform this Agreement;

                (iii) all requisite proceedings have been taken by the Fund to authorize MSAM to enter into and perform this Agreement;

                (iv) the Fund is an investment company properly registered under the 1940 Act;

                (v) a registration statement under the Securities Act of 1933, as amended ("1933 Act") and the 1940 Act on Form N-1A has been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement;

                (vi) no legal or administrative proceedings have been instituted or threatened which would impair MSAM's ability to perform its duties and obligations under this Agreement;

                (vii) the Fund's registration statements comply in all material respects with the 1933 Act and the 1940 Act (including the rules and regulations thereunder) and none of the Fund's prospectuses and/or statements of additional information contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading; and

                (vii) MSAM's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of MSAM or the Fund or any law or regulation applicable to it.

     3. DELIVERY OF DOCUMENTS. MSAM will promptly furnish to Chase such copies, properly certified or authenticated, of contracts, documents and other related information that Chase may request or requires to properly discharge its duties. Such documents may include but are not limited to the following:

         (a) Resolutions of the Board authorizing the appointment of MSAM and Chase to provide certain services to the Fund and approving this Agreement;

         (b)    The Fund's Charter Document;

         (c)    The Fund's By-Laws;

         (d) The Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

         (e) The Fund's registration statement including exhibits, as amended, on Form N-1A (the "Registration Statement") under the 1933 Act and the 1940 Act, as filed with the SEC;

         (f) Copies of the Investment Advisory Agreement between the Fund and MSAM (the "Advisory Agreement");

         (g)    Copy of the Administration Agreement between MSAM and the Fund;

         (h)    Opinions of counsel and auditors' reports;

         (i) The Fund's prospectus(es) and statement(s) of additional information relating to all funds, series, portfolios and classes, as applicable, and all amendments and supplements thereto (such Prospectus(es) and Statement(s) of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectuses"); and

         (j) Such other agreements as the Fund may enter into from time to time including securities lending agreements, futures and commodities account agreements, brokerage agreements and options agreements.

     4.  SERVICES PROVIDED.

         (a) Chase will provide the following services subject to the control, direction and supervision of MSAM and the Board and in compliance with the objectives, policies and limitations set forth in the Fund's Registration Statement, Charter Document and By-Laws; applicable laws and regulations; and all resolutions and policies implemented by the Board:

                (i)     Fund Administration,

                (ii)    Fund Accounting, and

                (iii)   Transfer Agency.

A general description of each of the above services is contained in Schedules B, C and D, respectively, to this Agreement.

         (b)    Chase will also:

                (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of Chase or a corporate affiliate of Chase);

                (ii) provide the services of individuals to serve as officers of the Fund who will be designated by Chase and elected by the Board subject to reasonable Board approval;

                (iii) provide or otherwise obtain personnel sufficient for provision of the services contemplated herein;

                (iv) furnish equipment and other materials, which are necessary or desirable for provision of the services contemplated herein; and

                (v) keep records relating to the services contemplated herein in such form and manner as Chase may deem appropriate or advisable. To the extent required by Section 31 of the 1940 Act and the rules thereunder, Chase agrees that all such records prepared or maintained by Chase relating to the services provided hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Fund's expense, and made available in accordance with such Section and rules.

     5.  FEES AND EXPENSES.

         (a) As compensation for the services rendered to MSAM and the Fund pursuant to this Agreement, MSAM shall pay Chase monthly fees determined as set forth in Schedule A to this Agreement. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination.

         (b) For the purpose of determining fees calculated as a function of the Fund's assets, the value of the Fund's assets and net assets shall be computed as required by its currently effective Prospectus, generally accepted accounting principles, and resolutions of the Board.

         (c) MSAM may request additional services, additional processing, or special reports which are not contemplated in this Agreement, and will provide such specifications and requirements documentation as may be reasonably required by Chase. If Chase elects to provide such services or arranges for such services to be provided, it shall be entitled to additional fees and expenses as its customary rates and charges as agreed upon by the parties.

         (d) Chase will bear its own expenses in connection with the performance of the services under this Agreement except as provided herein or as agreed to by the parties. MSAM agrees to promptly reimburse Chase for any services, equipment or supplies ordered by or for MSAM or the Fund through Chase and for any other expenses that Chase may incur on MSAM's or the Fund's behalf at MSAM's or the Fund's request or as consented to by MSAM or the Fund. Such other expenses to be incurred in the operation of the Fund and to be borne by MSAM, include, but are not limited to: taxes; interest; brokerage fees and commissions; salaries and fees of officers and directors who are not officers, directors, shareholders or employees of Chase, or MSAM or the Fund's distributor; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; EDGAR filing fees, processing services and related fees; postage and mailing costs; costs of share certificates; advisory and administration fees; charges and expenses of pricing and data services, independent public accountants and custodians; insurance premiums including fidelity bond premiums; legal expenses; consulting fees; customary bank charges and fees; costs of maintenance of corporate existence; expenses of typesetting and printing of Prospectuses for regulatory purposes and for distribution to current shareholders of the Fund (the Fund's distributor to bear the expense of all other printing, production, and distribution of Prospectuses, and marketing materials); expenses of printing and production costs of shareholders' reports and proxy statements and materials; expenses of proxy solicitation, proxy tabulation and annual meetings; costs and expenses of Fund stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with corporate, shareholder, and Board meetings; trade association dues and expenses; reprocessing costs to Chase caused by third party errors; and any extraordinary expenses and other customary Fund expenses. In addition, Chase may utilize one or more independent pricing services to obtain securities prices and to act as backup to the primary pricing services in connection with determining the net asset values of the Fund. MSAM will reimburse Chase for the Fund's share of the cost of such services based upon the actual usage by the Fund of the services for the benefit of the Fund.

         (e) All fees, out-of-pocket expenses, or additional charges of Chase shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice.

         (f) In the event that MSAM is more than ninety (90) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated upon thirty (30) days' written notice to the Fund by Chase. MSAM must notify Chase in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated.

     6.  DUTIES, RESPONSIBILITIES AND LIMITATION OF LIABILITY.

         (a) In the performance of its duties hereunder, Chase shall be obligated, as applicable, to exercise the due care and diligence of a mutual fund administrator, mutual fund accountant and mutual fund transfer agent in providing the services called for in this Agreement, including the services referenced in Section 4 of this Agreement, and in all events shall act in good faith in performing the services provided for under this Agreement.

         (b) Chase shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss or expense caused by or resulting from willful misfeasance, bad faith or negligence on Chase's part in the performance of its duties or from reckless disregard by Chase of its obligations and duties under this Agreement.

         (c) Subject to Section 6(a) and 6(b) above, Chase shall not be responsible for, and MSAM shall indemnify and hold Chase harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities incurred by Chase, any of its agents, or MSAM's or the Fund's agents in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to:

                (i) any and all actions of Chase or its officers or agents required to be taken pursuant to this Agreement;

                (ii) the reliance on or use by Chase or its officers or agents of information, records, or documents which are received by Chase or its officers or agents and furnished to them by or on behalf of MSAM or the Fund, and which have been prepared or maintained by MSAM or the Fund or any third party on behalf of MSAM or the Fund;

                (iii) MSAM's or the Fund's refusal or failure to comply with the terms of this Agreement or MSAM's or the Fund's lack of good faith, or its/their actions, or lack thereof, involving negligence or willful misfeasance;

                (iv) the breach of any representation or warranty of MSAM hereunder;

                (v) the taping or other form of recording of telephone conversations or other forms of electronic communications with investors and shareholders, or reasonable reliance by Chase on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized;

                (vi) the reliance on or the carrying out by Chase or its officers or agents of any proper instructions reasonably believed to be duly authorized, or requests of MSAM or the Fund or recognition by Chase of any share certificates which are reasonably believed to bear the proper signatures of the officers of the Fund and the proper countersignature of any transfer agent or registrar of the Fund;

                (vii) any delays, inaccuracies, errors in or omissions from information or data provided to Chase by data, corporate action pricing services or securities brokers and dealers;

                (viii) the offer or sale of shares by the Fund in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Fund or its service providers and agents other than Chase, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Fund prior to the effective date of this Agreement;

                (ix) any failure of the Fund's registration statement to comply with the 1933 Act and the 1940 Act (including the rules and regulations thereunder) and any other applicable laws, or any untrue statement of a material fact or omission of a material fact necessary to make any statement therein not misleading in a Fund's prospectus;

                (x) the failure of MSAM or the Fund and its distributor to comply with applicable securities, tax, commodities and other laws, rules and regulations, and

                (xi) all actions, inactions, omissions, or errors caused by or resulting from the willful misfeasance, bad faith or negligence of third parties to whom Chase, MSAM or the Fund has assigned any rights and/or delegated any duties under this Agreement at the request of or as required by MSAM or by the Fund or its distributor, provided that each of such third parties was chosen by MSAM or by the Fund or its distributor.

         (d) In performing its services hereunder, Chase shall be entitled to rely on any oral or written instructions, notices or other communications, including electronic transmissions, from MSAM, the Fund and their custodians, officers and directors, investors, agents and other service providers which Chase reasonably believes to be genuine, valid and authorized, and shall be indemnified by MSAM for any loss or expense caused by such reasonable reliance.

         (e) Chase shall indemnify and hold MSAM and/or the Fund harmless from and against any and all losses, damages, costs, charges, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to Chase's refusal or failure to comply with the material terms of this Agreement; Chase's breach of any material representation made by it herein; or Chase's lack of good faith, or acts involving negligence, willful misfeasance or reckless disregard of its duties under this Agreement.

     7. CONFIDENTIALITY. Chase agrees to treat confidentially all records and other information relative to the Fund's prior, present or potential shareholders, and to not use such records and information for any purpose other than performance of Chase's responsibilities and duties hereunder. Chase may seek a waiver of such confidentiality provisions by furnishing reasonable prior notice to MSAM and obtaining approval in writing from MSAM, which approval shall not be unreasonably withheld. Waivers of confidentiality are automatically effective without further action by Chase where Chase may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities with respect to Internal Revenue Service levies, subpoenas and similar actions, or with respect to requests by the Fund.

     8. TERM. This Agreement shall become effective on the date first hereinabove written and may be modified or amended from time to time by mutual agreement between the parties hereto. The Agreement shall continue in effect unless terminated by either party on 90 days' prior written notice. Upon termination of this Agreement, MSAM shall pay to Chase such compensation and any out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date of termination or after the date that the provision of services ceases, whichever is later.

     9. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the other):

         If to MSAM:

                Morgan Stanley Asset Management Inc.

                1221 Avenue of the Americas
                New York, NY 10020
                Attention:  Harold J. Schaaff, Jr.
                Fax:  212-762-7377

         If to Chase:

                Chase Global Funds Services Company
                73 Tremont Street
                Boston, MA  02108
                Attention:  Karl O. Hartmann, Esq.
                Fax:  617-557-8616

     10. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

     11. FORCE MAJEURE. Chase shall not be responsible or liable for any harm, loss or damage suffered by MSAM or the Fund, its investors, or other third parties or for any failure or delay in performance of Chase's obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond Chase's control. In the event of a force majeure, any resulting harm, loss, damage, failure or delay by Chase will not give MSAM the right to terminate this Agreement.

     12. AMENDMENTS. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

     13. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

     14. ASSIGNABILITY. This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other party.

     15. HEADINGS. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     16. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND THE SUBSTANTIVE PROVISIONS HEREOF INTERPRETED UNDER AND IN ACCORDANCE WITH LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                        MORGAN STANLEY ASSET
                        MANAGEMENT INC.


                        By:  /s/ Michael F. Klein
                           ----------------------

                        Name:   Michael F. Klein

                        Title:  Principal


                        CHASE GLOBAL FUNDS
                        SERVICES COMPANY


                        By:  /s/ W. Andrew Fry
                           -------------------

                        Name:   W. Andrew Fry

                        Title:  President

                   MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT

                                   SCHEDULE A
                               FEES AND EXPENSES



                    FUND ADMINISTRATION AND ACCOUNTING FEES


A. For the services rendered under this Agreement, MSAM shall pay to Chase an annual fee based on the following schedule:

     7 basis points on the first $500 million in total assets, plus
     6 basis points on the next $500 million to $1 billion in total assets, plus 4 basis points on the next $1 billion to $5 billion in total assets, plus
     2 basis points on the total assets in excess of $5 billion

B. The foregoing calculation is based on the average daily net assets of the Fund. The fees will be computed, billed and payable monthly. The minimum charge per portfolio, per month will be as follows:

     Zero for the first three months,
     $2,083 for the next 6 months,
     $4,167 for the next 6 months,
     $6,250 after 15 months.

C. Out-of-pocket expenses, including but not limited to those in Section 5(d), will be computed and billed by Chase and payable monthly by MSAM.

                   MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT


                                  SCHEDULE B
              GENERAL DESCRIPTION OF FUND ADMINISTRATION SERVICES


I.   FINANCIAL AND TAX REPORTING

     A. Prepare management reports and Board materials, such as unaudited financial statements and summaries of dividends and distributions.

     B. Report Fund performance to outside services as directed by Fund management.

     C. Calculate dividend and capital gain distributions in accordance with distribution policies detailed in the Fund's prospectus(es). Assist Fund management in making final determinations of distribution amounts.

     D. Estimate and recommend year-end dividend and capital gain distributions necessary to establish Fund's status as a regulated investment company ("RIC") under Section 4982 of the Internal Revenue Code of 1986, as amended (the "Code") regarding minimum distribution requirements.

     E. Working with the Fund's public accountants or other professionals, prepare and file Fund's Federal tax return on Form 1120-RIC along with all state and local tax returns where applicable. Prepare and file Federal Excise Tax Return (Form 8613).

     F. Prepare and file Fund's Semi-Annual and Annual Reports on Form N-SAR with the SEC.

     G. Prepare and coordinate printing of Fund's Semi-Annual and Annual Reports to Shareholders.

     H. In conjunction with transfer agent, notify shareholders as to what portion, if any, of the distributions made by the Fund during the prior fiscal year were exempt-interest dividends under Section 852(b)(5)(A) of the Code.

     I. Provide Form 1099-MISC to persons other than corporations (i.e., Directors) to whom the Fund paid more than $600 during the year.

     J. Prepare and file California State Expense Limitation Report, if applicable.

     K. Provide financial information for Fund proxies and prospectuses (Expense Table).

II.  PORTFOLIO COMPLIANCE

     A. Assist with monitoring each Investment Fund's compliance with investment restrictions (e.g., issuer or industry diversification, etc.) listed in the current prospectus(es) and Statement(s) of Additional Information, although primary responsibility for such compliance shall remain with the Fund's investment adviser or investment manager.

     B. Assist with monitoring compliance of each portfolio of the Fund with the requirements of Section 851 of the Code for qualification as a RIC (i.e., 90% Income, 30% Income - Short Three, Diversification Tests) and each Fund's compliance with the requirements of Section 817(h) of the Code (i.e., Diversification), although primary responsibility for such compliance shall remain with the Fund's investment adviser or investment manager.

     C. Assist with monitoring investment manager's compliance with Board directives such as "Approved Issuers Listings for Repurchase Agreements", Rule 17a-7, and Rule 12d-3 procedures, although primary responsibility for such compliance shall remain with the Fund's investment adviser or investment manager.

     D. Mail quarterly requests for "Securities Transaction Reports" to the Fund's Directors and Officers and "access persons" under the terms of the Fund's Code of Ethics and SEC regulations.

III. REGULATORY AFFAIRS AND CORPORATE GOVERNANCE

     A. Prepare and file post-effective amendments to the Fund's registration statement and supplements as needed.

     B.  Prepare and file proxy materials and administer shareholder meetings.

     C. Prepare and file all state registrations of the Fund's securities including annual renewals; registering new funds, portfolios, or classes; preparing and filing sales reports; filing copies of the registration statement, prospectus and statement of additional information; and increasing registered amounts of securities in individual states.

     D.  Prepare Board materials for Board meetings.

     E. Prepare and file with the SEC Rule 24f-2 Notices (and similar state filings, if required by the states). Chase shall not be responsible for preparing any legal opinions required in connection with Rule 24f-2 Notices.

     F. Assist with the review and monitoring of fidelity bond and errors and omissions insurance coverage and the submission of any related regulatory filings.

     G. Prepare and update documents such as charter document, by-laws, and foreign qualification filings.

     H. Provide support with respect to routine regulatory examinations or investigations of the Fund.

     I. File copies of financial reports to shareholders with the SEC under Rule 30b2-1.

IV.  GENERAL ADMINISTRATION

     A. Furnish certain officers of the Fund, subject to reasonable Board approval.

     B. Prepare fund, portfolio or class expense projections, establish accruals and review on a periodic basis, including expenses based on a percentage of average daily net assets (advisory and administrative fees) and expenses based on actual charges annualized and accrued daily (audit fees, registration fees, directors' fees, etc.).

     C. For new funds, portfolios and classes, obtain Employer or Taxpayer Identification Number and CUSIP numbers, as necessary. Estimate organizational costs and expenses and monitor against actual disbursements.

     D. Coordinate all communications and data collection with regard to any regulatory examinations and yearly audits by independent accountants.

                   MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT

                                  SCHEDULE C
                    DESCRIPTION OF FUND ACCOUNTING SERVICES


I.   GENERAL DESCRIPTION

     Chase shall provide the following accounting services to the Fund:

     A. Maintenance of the books and records for the Fund's assets, including records of all securities transactions.

     B. Calculation of each funds', portfolios' or classes' Net Asset Value in accordance with the Prospectus and Statement of Additional Information, and after the fund, portfolio or class meets eligibility requirements, transmission to NASDAQ and to such other entities, including insurance companies which have entered into a Participation Agreement with the Fund with respect to one or more portfolio(s), as directed by the Fund.

     C. Accounting for dividends and interest received and distributions made by the Fund.

     D. Coordinate with the Fund's independent auditors with respect to the annual audit, and as otherwise requested by the Fund.

     E. Production of transaction data, financial reports and such other periodic and special reports that the Board may reasonably request.

     F.  Reconcile records with the Fund's custodian and depository banks.

II.  DOMESTIC FUND ACCOUNTING DAILY REPORTS

     Chase will supply MSAM with the following reports on a daily basis:

     A.  General Ledger Reports

         1.   Trial Balance Report
         2.   General Ledger Activity Report

     B.  Portfolio Reports

         1.   Portfolio Report

         2.   Cost Lot Report
         3.   Purchase Journal
         4.   Sell/Maturity Journal
         5.   Amortization/Accretion Report
         6.   Maturity Projection Report

     C.  Pricing Reports

         1.   Pricing Report
         2.   Pricing Report by Market Value
         3.   Pricing Variance by Percentage Change
         4.   NAV Report
         5.   NAV Proof Report
         6.   Money Market Pricing Report

     D.  Accounts Receivable/Payable Reports

         1.   Accounts Receivable for Investments Report
         2.   Accounts Payable for Investments Report
         3.   Interest Accrual Report
         4.   Dividend Accrual Report

     E.  Other Reports

         1.   Dividend Computation Report
         2.   Cash Availability Report
         3.   Settlement Journal

III. INTERNATIONAL FUND ACCOUNTING DAILY REPORTS

     Chase will supply MSAM with the following reports on a daily basis:

     A.  General Ledger

         1.   Trial Balance Report
         2.   General Ledger Activity Report

     B.  Portfolio Reports

         1.   Portfolio Report by Sector
         2.   Cost Lot Report
         3.   Purchase Journal
         4.   Sell/Maturity Journal

     C.  Currency Reports

         1.   Currency Purchase/Sales Journal
         2.   Currency Valuation Report

     D.  Pricing Reports

         1.   Pricing Report by Country
         2.   Pricing Report by Market Value
         3.   Price Variance by Percentage Change
         4.   NAV Report
         5.   NAV Proof Report

     E.  Accounts Receivable/Payable Reports

         1.   Accounts Receivable for Investments Sold/Matured
         2.   Accounts Payable for Investments Purchased
         3.   Accounts Receivable for Forward Exchange Contracts
         4.   Accounts Payable for Forward Exchange Contracts
         5.   Interest Receivable Valuation
         6.   Interest Recoverable Withholding Tax
         7.   Dividends Receivable Valuation
         8.   Dividends Recoverable Withholding Tax

     F.  Other Reports

         1.   Exchange Rate Report

IV.  MONTHLY FUND ACCOUNTING REPORTS

     Chase will provide MSAM with the following reports on a monthly basis.

     A.  Standard Reports

         1.   Cost Proof Report
         2.   Transaction History Report
         3.   Realized Gain/Loss Report
         4.   Interest Record Report
         5.   Dividend Record Report
         6.   Broker Commission Totals
         7.   Broker Principal Trades
         8.   Shareholder Activity Report
         9.   Fund Performance Report

         10.  SEC Yield Calculation Worksheet

     B.  International Reports

         1.   Forward Contract Transaction History Report
         2.   Currency Gain/Loss Report

                   MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT

                                  SCHEDULE D
                    DESCRIPTION OF TRANSFER AGENCY SERVICES

     The following is a general description of the transfer agency services Chase shall provide to the Fund.

     A. SHAREHOLDER RECORDKEEPING. Maintain records showing for each Fund shareholder the following: (i) name, address, appropriate tax certification and tax identifying number; (ii) number of shares of each fund, portfolio or class; (iii) historical information including, but not limited to, dividends paid, date and price of all transactions including individual purchases and redemptions, based upon appropriate supporting documents; and (iv) any dividend reinvestment order, application, specific address, payment and processing instructions and correspondence relating to the current maintenance of the account.

     B. SHAREHOLDER ISSUANCE. Record the issuance of shares of each fund, portfolio or class. Except as specifically agreed in writing between Chase and the Fund, Chase shall have no obligation when countersigning and issuing and/or crediting shares to take cognizance of any other laws relating to the issue and sale of such shares except insofar as policies and procedures of the Stock Transfer Association recognize such laws.

     C. TRANSFER, PURCHASE AND REDEMPTION ORDERS. Process all orders for the transfer, purchase and redemption of shares of the Fund in accordance with the Fund's current registration statement and customary transfer agency policies and procedures, including electronic transmissions which the Fund acknowledges it has authorized in accordance with the terms of any Participation Agreement between the Fund and an insurance company, or in accordance with any instructions of the Fund or its agents which Chase reasonably believes to be authorized.

     D. SHAREHOLDER COMMUNICATIONS. Transmit all communications by the Fund to its shareholders promptly following the delivery by the Fund of the material to be transmitted by mail, telephone, courier service or electronically.

     E. PROXY MATERIALS. Assist with the mailing or transmission of proxy materials, tabulating votes, and compiling and certifying voting results. Services may include the provision of inspectors of election at any meeting of shareholders.

     F. SHARE CERTIFICATES. If permitted by Fund policies, and if a shareholder of the Fund requests a certificate representing shares, Chase as Transfer Agent, will countersign and mail a share certificate to the investor at his/her address as it appears on the Fund's shareholder records.

     G. RETURNED CHECKS. In the event that any check or other negotiable instrument for the payment of shares is returned unpaid for any reason, Chase will take such steps as Chase may, in its discretion, deem appropriate and notify the Fund of such action. However, the Fund remains ultimately liable for any returned checks or negotiable instruments of its shareholders.

     H. SHAREHOLDER CORRESPONDENCE. Acknowledge all correspondence from shareholders relating to their share accounts and undertake such other shareholder correspondence as may from time to time be mutually agreed upon.

     I. TAX REPORTING. Chase shall issue appropriate shareholder tax forms as required.

     J. DIVIDEND DISBURSING. Chase will prepare and mail checks, place wire transfers or credit income and capital gain payments to shareholders. The Fund will advise Chase of the declaration of any dividend or distribution and the record and payable date thereof at least five (5) days prior to the record date. Chase will, on or before the payment date of any such dividend or distribution, notify the Fund's Custodian of the estimated amount required to pay any portion of such dividend or distribution payable in cash, and on or before the payment date of such distribution, the Fund will instruct its Custodian to make available to Chase sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional shares by virtue of any such distribution or dividend, appropriate credits will be made to each shareholder's account.

     K. ESCHEATMENT. Chase shall provide escheatment services only with respect to the escheatment laws of the Commonwealth of Massachusetts, including those which relate to reciprocal agreements with other states.

     L. TELEPHONE SERVICES. Chase will provide staff coverage, training and supervision in connection with the Fund's telephone line for shareholder inquiries, and will respond to inquiries concerning shareholder records, transactions processed by Chase, procedures to effect the shareholder records and inquiries of a general nature relative to shareholder services. All other telephone calls will be referred to the Fund, as appropriate.

     M. FULFILLMENT SERVICES. As directed by the Fund, MSAM or the Fund's distributor, or upon the request of prospective shareholders either by telephone or in writing, Chase will mail reasonable quantities of prospectuses, applications to purchase shares, and other information normally sent to prospective shareholders.

                   MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT

                                  SCHEDULE E
                                MSAM PORTFOLIOS


1.   Money Market

2.   Growth

3.   U.S. Real Estate

4.   Emerging Markets Debt

5.   Global Equity

6.   International Magnum

7.   Emerging Markets Equity

8.   Asian Equity

                                      E-1